                                            Registration No. 333 --

     As filed with the Securities and Exchange Commission on February 11, 1998

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                FORM S-8 AND S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               INTERSYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                               13-3256265
   -------------------------------       ------------------------------------
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)

    537 Steamboat Road, Greenwich, CT 06830                 (203) 629-1400
    ------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               INTERSYSTEMS, INC. 1997 EMPLOYEE STOCK OPTION PLAN
                    INTERSYSTEMS, INC. 1997 NON-PLAN OPTIONS
                              (Full Title of Plans)

               Fred S. Zeidman, President, InterSystems, Inc.
     7115 Clinton Drive, Houston, Texas  77020     (713) 622-7710
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               With a copy to:
                            Clare J. Attura, Esq.,
                  537 Steamboat Road, Greenwich, CT  06830
                     (203) 629-1400  FAX (203) 629-1961

Approximate date of commencement of proposed sale to the public: Upon exercise of the options granted under the plans, but in no event prior to the effective date of this Registration Statement. If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Act, please check the following box and list the Act registration statement number of the earlier registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Act, check the following box and list the Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


Title of Each                    Proposed       Proposed
Class of                         Maximum        Maximum
Securities         Amount        Offering       Aggregate    Amount of
to be              to be          Price         Offering    Registration
Registered      Registered(1)   Per Unit(2)       Price         Fee
----------      -------------   -----------       -----         ---
Common Stock      404,000         $ 2.125        $858,500     $260.15
Common Stock       96,000         $ 1.9375        186,000       56.36
Common Stock      115,000         $ 2.125         244,375       74.05
Common Stock       20,000         $ 1.1875         23,750        7.20


        (1) The aggregate number of securities registered hereunder is 635,000 shares of Common Stock which have been authorized and reserved for issuance under the Company's 1997 Employee Stock Option Plan and 1997 Non-Plan Options. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Act"), this Registration Statement covers such additional shares of Common Stock to be offered or issued to prevent dilution as a result of future stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

        (2) The fee with respect to these shares has been calculated pursuant to paragraphs (c) and (h) of Rule 457.

                                EXPLANATORY NOTE

        This Registration Statement contains two parts: the first part contains a Prospectus on Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales by Selling Stockholders listed from time to time in the Prospectus of shares of Common Stock of the Company to be issued pursuant to the Company's 1997 Employee Stock Plan and upon exercise of 1997 Non-Plan Options.

        The second part contains information required in the Registration Statement pursuant to Part II of Form S-8 and certain information required by
Part II of Form S-3.

        Pursuant to Note to Part I of Form S-8, the Plan Information specified by Part I is not being filed with the Securities and Exchange Commission, as such information will be sent or given to each employee participant in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"). This information and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

PROSPECTUS
(Form S-3)
                               INTERSYSTEMS, INC.

                                 635,000 Shares
                                  Common Stock
                           ($.01 par value per share)


        This Prospectus is being used in connection with the offering from time to time by certain stockholders (the "Selling Stockholders") of InterSystems, Inc. (the "Company"), of shares of common stock, $.01 par value per share (the "Common Stock"), 500,000 of which may be acquired upon exercise of options granted pursuant to the InterSystems, Inc. 1997 Employee Stock Option Plan (the "Plan") and 135,000 of which may be acquired upon exercise of certain non-plan option grants (referred to herein as the "1997 Non-Plan Options.")

        The securities being registered hereby (the "Securities") may be sold from time to time by the Selling Stockholders, directly or indirectly, through agents designated from time to time, in one or more open market transactions, including block trades, on the American Stock Exchange, in privately negotiated transactions or in a combination of such methods of sale. Such sales may be made through dealers or underwriters to be designated, on terms to be determined at the time of sale, or at prices and at terms then prevailing or at prices related to the then current market price. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") in connection with such sales. To the extent required, the specific Securities sold, the name of the Selling Stockholders, the purchase price, public offering price, name of any such agent, dealer or underwriter, and any applicable discount or commission with respect to a particular offer will be set forth by supplement to this Prospectus. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The Company will not receive any of the proceeds from the sale of these shares, but will receive the aggregate exercise price of options granted under the Plan (the "Plan Options") or the upon the exercise of the 1997 Non-Plan Options. The Company's Common Stock is presently listed on the American Stock Exchange under the symbol "II." The closing price for the Common Stock on the American Stock Exchange on February 6, 1998 was $ 1 15/16.

                             SEE "RISK FACTORS" FOR
           CERTAIN MATTERS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.


                 The date of this Prospectus is February 11, 1998.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

No person is authorized in connection with the offering made by this Prospectus to give any information or to make any representations not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference in this Prospectus must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of this Prospectus or any sale made under this Prospectus shall, under any circumstance, create any implication that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus. ------------------------

                              AVAILABLE INFORMATION

InterSystems, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission ( the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Suite 1024, Washington, D.C. 20549; and at the regional offices of the Commission at: Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10001. Copies of such material can be obtained from the Public Reference Section of the Commission, in Washington, D.C. at prescribed rates. In addition, such reports and other information may be electronically accessed at the Commission's site on the World Wide Web located at http://www.sec.gov. The Common Stock is listed on the American Stock Exchange, 86 Trinity Place, New York, N.Y. 10006, and reports, proxy and information statements and other information can be inspected at the offices of the Exchange.

The Company has filed a Registration Statement on Form S-8 (together with all amendments thereto referred to herein as the "Registration Statement") under the Act with the Commission, covering the shares of Common Stock being offered by this Prospectus. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company (Commission File No. 1-9547) incorporates by reference into this Prospectus the following documents and portions of documents:

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

2. The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

3. The definitive Proxy Statement of the Company date July 15, 1997, relating to the 1996 Annual Meeting of Stockholders.

4. All other reports filed pursuant to Section 13(a) or Section 15(d) of the 1934 Act since the date of this Prospectus.

5. A description of the Common Stock as set forth in Registration Statement Form 8-A filed with the Commission on February 2, 1987.

        All other reports filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of that person, a copy of all other documents incorporated by reference into the Registration Statement of which this Prospectus is a part, other than exhibits to those documents. Requests should be directed to David S. Lawi, Secretary, InterSystems, Inc., 537 Steamboat Road, Greenwich, CT 06830 (telephone: (203) 629-1400).

                                   THE COMPANY

        The Company's two principal lines of business consist of the operations of its wholly-owned subsidiary, INTERSYSTEMS, INC., a Nebraska corporation ("InterSystems Nebraska"), which designs, manufactures and sells specialized materials handling equipment, and the custom resin compounding operations conducted by its wholly-owned subsidiary, CHEMTRUSION, INC. ("Chemtrusion"). For each of the two years ended December 31, 1996 and 1995, approximately 71% and 75%, respectively, of the Company's revenues were attributable to the business of InterSystems Nebraska and approximately 29% and 25%, respectively, of the Company's revenues were attributable to the business of Chemtrusion.

        InterSystems, Inc. was organized under the laws of the state of Delaware in 1984. As used herein, "Company" refers to InterSystems, Inc. and its subsidiaries, unless the context indicates otherwise. The Company's principal executive offices are located at 7115 Clinton Drive, Houston, Texas 77020 and its telephone number at that location is (713) 622-7710.

                             SPECIAL CONSIDERATIONS

        All prospective investors should consider carefully, among other things, the following factors before purchasing any securities offered hereby:

        HISTORICAL OPERATING LOSSES; LIMITED CAPITAL. The Company had revenues from continuing operations of $20,387,000 and $15,703,000, respectively, for the years ended December 31, 1996 and 1995. For these same periods, losses from continuing operations were $399,000 and $478,000, respectively. The total losses for the years ended December 31, 1996 and 1995 were $2,319,000 and $695,000, respectively. The loss from discontinued operations was $1,920,000 in 1996 and $217,000 in 1995 of which $1,440,000 was incurred in 1996 on the disposal of Tropical Systems, Inc., the Company's Miami-based subsidiary previously engaged in the sale and distribution of hurricane resistant doors and shutters.

        The Company had net income of $645,000 for the first nine months of 1997, as compared to a net loss of $854,000, of which $730,000 is attributable to discontinued operations, for the comparable period in 1996.

        The recent history of losses subjects the Company and its subsidiaries to a number of risks, including limited access to capital, uncertain markets and competition. There can be no assurance that the Company's existing capital and cash flow from operations will be sufficient to meet its working capital needs, or the working capital needs of its subsidiaries, in the future, nor can there be any assurance that the Company will be continue to be profitable in the future.

        CONTROL BY HELM CAPITAL GROUP, INC. Helm Capital Group, Inc. ("Helm") currently owns approximately 17% of the Common Stock. Four officers and directors of Helm, who are also officers and directors of the Company, in the aggregate own approximately another 5% of the outstanding Common Stock. Such a concentration of effective voting power and control could serve to perpetuate management. The overlap of directors of the both companies creates inherent conflicts of interests, although the Company does have one independent director, Mr. William Lurie.

        In addition, Helm provides management services to the Company. The allocated expenses for such management services, based on certain formulas which management deems to be reasonable, amounted to $102,000 and $52,920 for 1996 and 1995. These expenses have continued during 1997, and are expected to continue in the future.

        RELIANCE ON KEY PERSONNEL. Mr. Scott Owens, President of Chemtrusion, is integral to the operation of that subsidiary, and at the present time the company does not have in place an assistant to Mr. Owens who could assume his responsibilities should Mr. Owens leave the employment of the Company or otherwise be unable to perform his duties, although the Company recently has hired supervisors at both the Houston and Indiana facilities of Chemtrusion.

        CUSTOMER DEPENDENCE. Two customers of the compounding business, one of which is Mytex Polymers, Inc., accounted for approximately 36% of total revenues of the compounding business for the year ended December 31, 1996. Beginning in 1997, Mytex is expected to account for approximately one half of the Company's total revenues. The Company believes that the loss of Mytex would have a material adverse effect on its business and revenues.

        MARKET FOR THE COMMON STOCK; SHARES ELIGIBLE FOR FUTURE SALE. The Common Stock is currently traded on the American Stock Exchange. However, there is no assurance that an active trading market in the Common Stock will continue. Accordingly, no assurance can be given that a holder of the Common Stock will be able to sell the Common Stock in the future or as to the price at which the Common Stock might trade. The liquidity of the market will depend upon the number of holders thereof, the interest of the securities dealers in making a market in the Common Stock and other factors beyond the Company's control.

        As of February 1, 1998, there were 7,906,376 shares of Common Stock outstanding. In addition, approximately 525,000 shares of Common Stock and 65,000 warrants (with an exercise price of $3.50) are issuable upon conversion of outstanding debentures, 2,912,352 shares of Common Stock are issuable upon exercise of warrants that are outstanding or reserved for issuance at an average exercise price of $2.26, 635,000 shares of Common Stock are reserved for issuance under the Plan and pursuant to the 1997 Non-Plan Options (519,000 of which are subject to currently outstanding options at an exercise price of $2.125 and 20,000 of which are subject to currently outstanding options at an exercise price of $1.1875) and 540,000 shares of Common Stock are issuable upon the exercise of other outstanding options at an average exercise price of $2.25. The shares of Common Stock and shares issuable upon conversion or exercise of other outstanding securities of the Company will be eligible for immediate resale in the public market without restriction. Future sales of substantial amounts of Common Stock in the public market following this offering could adversely affect the market price of the Common Stock.

        ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation and By-Laws include provisions that may have the effect of delaying or preventing a change in control of the Company. The Company's Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock. As a result, the Board of Directors could, without stockholder approval, issue preferred stock with voting, liquidation preference, dividend and other rights superior to those of the Common Stock. The issuance of such preferred stock could adversely affect the voting power of holders of the Common Stock and could be used to prevent a third party from acquiring control of the Company. In addition, the Company's Certificate of Incorporation provides for the Board of Directors to be divided into three classes of directors serving staggered three year terms, with the number of directors in each class to be as nearly equal as possible. The vote of two-thirds of the outstanding shares of stock entitled to vote on the matter is required to remove a director from office. A staggered board and the supermajority vote required for the removal of directors are additional factors which could make it more difficult for stockholders to change control of the Company.

        In addition, the by-laws permit special meetings of stockholders to be called by the Board of Directors, the president or a vice president only, require fixing a record date for stockholder consent in lieu of meetings and advance notice of stockholder nominees and proposals, and permit removal of directors by stockholders only for cause.

        DIVIDEND POLICY. The Company has not paid any cash dividends during the past several years. The Company currently intends to retain all of its earnings to support the development of its business and does not anticipate paying any cash dividends for the forseeable future. Furthermore, InterSystems Nebraska is a party to a credit and security agreement which prohibits the declaration or payment of cash dividends by InterSystems Nebraska. This prohibition has the practical effect or restricting the payment of dividends on the Company's common stock.

                                 USE OF PROCEEDS

        The Company will not receive any part of the proceeds from the sale of the Securities by the Selling Stockholders. The Company may receive, however, $1,179,750.00 upon exercise of all of the Plan Options and Non-Plan Options granted to date, all of which must be exercised before the employees may receive any of the Securities offered hereby.

                              SELLING STOCKHOLDERS

        This Prospectus may be used by employees of the Company, whether or not they are deemed affiliates of the Company under the Act, for the resale of Securities issued to them upon exercise of the Plan Options and Non-Plan Options. The following table, including footnotes thereto, sets forth (1) the name and relationship to the Company of each Selling Stockholder who may be deemed an affiliate of the Company, (2) the number of shares of Common Stock and the percentage of the outstanding Common Stock which each such Selling Stockholder owned as of February 1, 1998, including shares which may be acquired within 60 days upon the exercise of outstanding options, warrants and convertible securities, (3) the number of shares of Common Stock which may be acquired by each Selling Stockholder upon exercise of the Plan Options and Non-Plan Options which are offered hereby and (4) the number of shares of Common Stock and the percentage of the outstanding Common Stock which each such Selling Stockholder owned after completion of this offering, including shares which may be acquired within 60 days upon the exercise of outstanding options and warrants. This Prospectus may also be used by certain other employees who are not affiliates of the Company and who have received less than 1,000 shares of Common Stock under the Plan Options and Non-Plan Options, for reoffers and resales of the shares underlying such options.

        All information set forth below has been furnished to the Company by the Selling Stockholders and other sources which the Company has not verified. Because the Selling Stockholders may sell all or a part of the Securities they hold pursuant to this Prospectus, or any supplement thereto, and the fact that this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of Securities that will be held by the Selling Stockholders upon termination of this offering.


                                            SHARES/%                    PLAN OPTION            SHARES
                                            OWNED AS OF                 AND NON-PLAN           OWNED
                                            FEBRUARY 1,                 OPTIONS SHARES         AFTER
AFFILIATES                                  1998 (1)                    OFFERED                OFFERING
----------                                  --------                    -------                --------
Herbert M. Pearlman(2)                      731,549/8.8%                100,000                631,549
Fred S. Zeidman(3)                          680,000/8.2%                100,000                580,000
David S. Lawi(4)                            504,847/5.9%                 50,000                454,847
Scott Owens(5)                               75,156/*                    50,000                 25,156
Kenneth R. Schrader(6)                       71,000/*                    40,000                 31,000


* less than 1%

(1) Includes shares that may be acquired within 60 days upon exercise of outstanding options and warrants.

(2) Mr. Pearlman is Chairman of the Board of the Company. His holdings include 236,550 shares issuable upon exercise of various warrants and 157,480 shares issuable upon conversion of Series A 10% Debentures, and shares issuable upon exercise of 55,000 Plan Options and 45,000 Non-Plan Options offered hereby.

(3) Mr. Zeidman is the President, Chief Executive Officer and a Director of the Company. His holdings include 45,000 shares issuable upon exercise of various warrants, 400,000 shares issuable upon exercise of various options, and shares issuable upon exercise of 55,000 Plan Options and 45,000 Non-Plan Options offered hereby.

(4) Mr. Lawi is Secretary and a Director of the Company, as well as Chairman of the Company's Executive Committee. His holdings include 183,875 shares issuable upon exercise of various warrants and 157,480 shares issuable upon conversion of Series A 10% Debentures, and shares issuable upon exercise of 25,000 Plan Options and 25,000 Non-Plan Options offered hereby.

(5) Mr. Owens is President of Chemtrusion, Inc., a Delaware corporation and wholly owned subsidiary of the Company. His holdings include 25,000 shares issuable upon exercise of performance related options and shares issuable upon exercise of 50,000 Plan Options offered hereby.

(6) Mr. Schrader is President of InterSystems, Inc., a Nebraska corporation and wholly owned subsidiary of the Company. His holdings include 25,000 shares issuable upon exercise of performance related options and shares issuable upon exercise of 40,000 Plan Options offered hereby.

                              PLAN OF DISTRIBUTION

        This Prospectus relates to the offer and sale of shares of Common Stock underlying 500,000 Plan Options and 135,000 Non-Plan Options (the "Securities"). From time to time, the Company may amend this Prospectus by Prospectus Supplements or post-effective amendments to the Registration Statement of which this Prospectus is a part, to offer Securities by certain persons who may, by virtue of their relationship to the Company, be deemed to be underwriters within the meaning of the Act.

             The Securities may be sold from time to time by the Selling Stockholders, or by their pledgees, transferees or other successors in interest, on the American Stock Exchange (or such other exchange on which the Securities are listed at the time of sale), in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The Securities may be sold by various methods, including, but not limited to one or more of the following: (a) directly in a privately negotiated transaction, (b) a block trade in which the broker or dealer so engaged will attempt to sell Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, (c) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this Prospectus,
(d) a transaction on the American Stock Exchange in accordance with the rules of such exchange, and (e) ordinary brokers transactions and transactions in which the broker solicits the purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Alternatively, the Selling Stockholder may from time to time offer the Securities through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Stockholders and/or purchasers of Securities for whom they act as agents.

In addition any of the Securities which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Act"), or otherwise pursuant to an applicable exemption under the Act, may be sold other that pursuant to this Prospectus. The Selling Stockholders may sell some, all or none of the Securities offered hereby.

        The Selling Stockholders and any such underwriters, dealers or agents that participate in the distribution of Securities may be deemed to be underwriters, and any profit on the sale of the Securities by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Act. The Company will not receive any of the proceeds of the offering of the Securities hereunder for the account of the Selling Stockholders. See "Use of Proceeds."

        If required by law, at the time a particular offer of Securities is made, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Securities purchased from the Selling Stockholder, any discounts, commissions and other items constituting compensation from the Selling Stockholder and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Securities.

        The Selling Stockholders have entered into indemnification agreements with the Company pursuant to which the Company will be indemnified against failure by the Selling Stockholders to deliver a Prospectus if required, as well as against certain civil liabilities, including liabilities under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), incurred in connection with any untrue (or alleged untrue) statement of a material fact or ommission of a material fact in this Registration Statement to the extent such liability relates to information supplied by the Selling Stockholder for inclusion in the Registration Statement or Prospectus.

        Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Securities may not simultaneously engage in market making activities with respect to the Securities for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, certain of the Selling Stockholders and any person participating in the distribution of the Securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales of the Securities by the Selling Stockholders. All of the foregoing may affect the marketability of the Securities.

        In order to comply with certain states' securities laws, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the

Securities may not be sold unless the Securities have been registered or qualify for sale in such state, or unless an exemption from registration or qualification is available and complied with.

        The Company will pay all of the expenses incident to the registration and certain other expenses related to this offering of the Securities, other than underwriting commissions and discounts, normal commission expenses and brokerage fees, applicable transfer taxes and attorneys' fees of Selling Stockholders' counsel, which will be borne by the Selling Stockholders.

                                  LEGAL MATTERS

        Certain legal matters relating to the validity of the Common Stock being registered hereby have been passed upon for the Company by St. John & Wayne, L.L.C., 70 East 55th Street, New York, New York 10022.

                                     EXPERTS

        The consolidated financial statements of the Company incorporated by reference in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and is incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                     PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 of S-8: Incorporation of Documents by Reference

The Company incorporates by reference into this Registration Statement the following documents which have been or will be filed by the Company with the Securities and Exchange Commission (the "Commission"):

1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

2. The Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

3. The definitive Proxy Statement of the Company date July 15, 1997, relating to the 1996 Annual Meeting of Stockholders.

4. All other reports filed pursuant to Section 13(a) or Section 15(d) of the 1934 Act since the date of this Prospectus.

5. A description of the Common Stock as set forth in Registration Statement Form 8-A filed with the Commission on February 2, 1987.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securites Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

ITEM 4 of S-8: Description of Securities.  Not applicable

ITEM 5 of S-8: Interests of Named Experts and Counsel.  Not applicable

ITEM 6 of S-8 and ITEM 15 of S-3: Indemnification of Directors and Officers.

        Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

        Section 145(b) of the General Corporation Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact that he is or was a director or officer of the corporation (including attorney's fees) acutally and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation.

        Section 145(g) of the General Corporation Law provides in general that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him or incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the law.

        Article Eighth of the Registrant's Certificate of Incorporation and Section Six of the Registrants's By-Laws give a director or officer the right to be indemnified by the Registrant to the fullest extent permitted under Delaware law.

Item 7 of S-8: Exemption From Registration Claimed.  Not applicable

Item 8 of S-8 and ITEM 16 of S-3: Exhibits.

4.1  Form of Incentive Stock Option granted under the Plan. *

4.2  Form of Non-qualified Stock Option granted under the Plan. *

4.3  Form of 1997 Non-Plan Option. *

5.1 Opinion of St. John & Wayne, L.L.C., legal counsel to the Company.*

23.1 Consent of BDO Seidman, L.L.P. *

23.3 Consent of St. John & Wayne, L.L.C. (included in Exhibit 5.1). *

24.1 Power of Attorney (included on Signature Page). *

* filed herewith

ITEM 9 of S-8 and ITEM 17 of S-3: Undertakings.

        The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) [Not applicable];

        (ii) [Not applicable];

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is therefore unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, Officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding), is asserted by a Director, Officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on this 6th day of February 1998.

                                       INTERSYSTEMS, INC.


                                       By:/s/ Fred S. Zeidman
                                          -------------------------------
                                          Fred S. Zeidman, President,
                                          Chief Executive Officer
                                          and Director
                                          (principal executive officer)


                                       By:/s/ Chris Mathers
                                          -------------------------------
                                          Wm. Chris Mathers
                                          Chief Financial and Accounting
                                          Officer
                                          (principal financial officer)

        Each person whose signature appears below constitutes and appoints Fred
Z. Zeidman and Wm. Chris Mathers true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place an stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 6, 1998.


Signature                                          Title
---------                                          -----
/s/ Walter M. Craig, Jr. Director
-------------------------------
Walter M. Craig, Jr.


/s/ David S. Lawi                          Director
-------------------------------
David S. Lawi



/s/ William Lurie                          Director
-------------------------------
William Lurie


/s/ Daniel T. Murphy                       Director
-------------------------------
Daniel T. Murphy


/s/ Herbert M. Pearlman                    Chairman of the Board of
-------------------------------            Directors
Herbert M. Pearlman


/s/ John E. Stieglitz                      Director
-------------------------------
John E. Stieglitz

/s/ Fred S. Zeidman                        President, Chief Executive
-------------------------------            Officer and Director
Fred S. Zeidman

                                EXHIBIT INDEX


Exhibit
  No.                       Description

4.1              Form of Incentive Stock Option granted under the Plan. *

4.2              Form of Non-qualified Stock Option granted under the Plan. *

4.3              Form of 1997 Non-Plan Option. *

5.1              Opinion of St. John & Wayne, L.L.C., legal counsel to the
                 Company.*

23.1             Consent of BDO Seidman, L.L.P. *

23.3             Consent of St. John & Wayne, L.L.C. (included in
                 Exhibit 5.1). *

24.1             Power of Attorney (included on Signature Page). *

* Filed herewith.